Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Announces Share Repurchase Program; Provides Current Fiscal Year Guidance

New York, N.Y. — March 8, 2012 — Harris Interactive Inc. (NASDAQ: HPOL), a global market research firm, today announced that its Board of Directors has authorized a share repurchase program of up to $3 million of the Company’s common stock over the next twenty-four months. The program calls for the repurchases to be made at management’s discretion in the open market or through privately negotiated transactions from time to time in compliance with applicable laws, rules, and regulations, subject to cash requirements for other purposes, and other relevant factors, such as trading price, trading volume, general market and business conditions, Company performance, and the Company’s compliance with the covenants under its credit agreement.

The share repurchase authorization does not obligate the Company to acquire any specific number of shares in any period, and may be modified, suspended, or discontinued at any time at the discretion of the Company’s Board of Directors. Share repurchases will be funded using cash generated from operations, and repurchased shares will be retired and returned to unissued status.

Commenting on the share repurchase program announcement, Al Angrisani, President and Chief Executive Officer of Harris Interactive, said, “Although we still have a lot of work to do to successfully execute the turnaround program, I am pleased with the progress we have made to date. The share repurchase program allows the Company flexibility to repurchase shares at its discretion while maintaining sufficient liquidity, and reflects our commitment to returning value to our stockholders.”

Eric Narowski, Interim Chief Financial Officer of Harris Interactive, further commented, “Based on current market conditions and forecasts, the Company projects Adjusted EBITDA after the effect of restructuring and other charges to be between $9.5 and $11.5 million for the fiscal year ending June 30, 2012. At the mid-range of this guidance, fiscal 2012 Adjusted EBITDA after the effect of restructuring and other charges is projected to increase approximately 54% compared with fiscal 2011. Relative to our projected fiscal 2012 performance, we believe that our stock is currently undervalued and view the repurchase program as an efficient way to enhance stockholder value.”

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly

©2012 Harris Interactive Inc.	All rights reserved.

Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, the Company’s ability to remain in compliance with the financial covenants in its credit agreement, and uncertainties surrounding the Company’s ability to regain compliance with certain NASDAQ listing requirements.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measure

Included in this press release is Adjusted EBITDA, which is a “non-GAAP financial measure”. This non-GAAP financial measure should not be considered in isolation; it is in addition to, and is not a substitution, for financial performance measures under GAAP. This non-GAAP financial measure may be different from non-GAAP measures used by other companies. Further, we may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations since they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The Company has disclosed the reconciliation between EBITDA and Adjusted EBITDA and GAAP net income (loss) below to compensate for these limitations.

The Company defines Non-GAAP Adjusted EBITDA as earnings before net interest expense, income taxes, depreciation and amortization, and stock based compensation. Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. The Company is presenting Non-GAAP Adjusted EBITDA because it provides investors with an additional way to view its operations, when considered with both its GAAP results and the reconciliation to net income, which the Company believes provides a more complete understanding of its business than could be obtained absent this disclosure. Non-GAAP Adjusted EBITDA is presented solely as a supplemental disclosure because: (i) the Company believes it is a useful tool for investors to assess the operating performance of the business without the effect of non-cash depreciation, amortization and stock based compensation expenses; (ii) the Company believes that investors will find this data useful in assessing its ability to service or incur indebtedness; and (iii) Non-GAAP Adjusted EBITDA is a component of the financial covenant measures used by the Company’s lenders in connection with the Company’s credit facilities. The use of Non-GAAP Adjusted EBITDA has limitations and should not be considered in isolation from or as an alternative to GAAP measures, such as net income, operating income or other data prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity.

The Company believes that its description of Non-GAAP Adjusted EBITDA after the effect of restructuring and other charges is useful to investors because it provides a means for investors to better understand the Company’s ongoing operations.

About Harris Interactive

Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology,

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and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in more than 215 countries and territories through our North American and European offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us—and our clients—stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – F

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Reconciliation of GAAP Loss to EBITDA and Adjusted EBITDA (1)

Amounts in millions of USD

	For the Fiscal Year Ending June 30, 2012 (2)(3)	For the Fiscal Year Ended June 30, 2011
GAAP net loss	$(4.8)	$(8.5)
Loss from discontinued operations, net of tax	2.0	0.8
Interest expense, net	0.7	1.2
Provision for income taxes	0.1	0.2
Depreciation and amortization	5.9	7.3

EBITDA	$3.9	$1.0
Stock-based compensation (4)	1.2	0.7

Adjusted EBITDA	$5.1	$1.7

Adjusted EBITDA	$5.1	$1.7
Add-back of restructuring and other charges	5.4	5.1

Adjusted EBITDA with add-back of restructuring and other charges	$10.5	$6.8

(1)	Results shown above reflect the reclassification of our Asian operations as discontinued operations for all periods shown.
(2)	This reconciliation is based on the midpoint of the Adjusted EBITDA guidance range provided in this press release.
(3)	The amounts expressed in this column are based on current estimates as of the date of this press release.
(4)	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under the FASB guidance for stock-based compensation.

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